EXHIBIT 99.1

ABM INDUSTRIES TO SELL
COMMAIR MECHANICAL SERVICES TO CARRIER CORPORATION

SAN FRANCISCO, May 31, 2005 – ABM Industries Incorporated (NYSE: ABM), a leading facility services contractor, today announced that it has signed a definitive agreement to sell substantially all of the operating assets of its wholly-owned subsidiary, CommAir Mechanical Services, to Carrier Corporation, the world’s largest provider of heating, air conditioning and refrigeration solutions, and a wholly-owned subsidiary of United Technologies Corporation (NYSE:UTX).

CommAir Mechanical Services specializes in maintaining, repairing, and installing heating, ventilation, air conditioning and refrigeration equipment and systems for all types of commercial, industrial and institutional facilities. CommAir Mechanical Services also provides customized maintenance programs, emergency service and repair work, retrofit and installation projects, and completely integrated building automation management systems. CommAir operates throughout California and in Arizona.

“This is a continuation of ABM’s strategy to focus our financial and management resources on those businesses we can grow to be a leading national service provider,” said Henrik Slipsager, ABM’s president and chief executive officer. “We will use the proceeds of this transaction to expand our existing lines of business by continuing our acquisition strategy.

“I know that the hard-working men and women of CommAir will continue to serve their customers at the high levels with which the CommAir name has become synonymous,” Slipsager concluded.

“Combining the regional strengths of CommAir with our world-leading position in heating, ventilating, air conditioning, and refrigeration will benefit customers of both our companies,” said Carrier’s Vice President and General Manager for Commercial Service, Guy Colglazier. “We look forward to welcoming CommAir’s employees to our company.”

The transaction is subject to customary closing conditions including the absence of material adverse developments in CommAir Mechanical Service’s business.

About ABM Industries:
ABM Industries Incorporated is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2004 revenues in excess of $2.4 billion and more than 73,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security, which includes American Commercial

Security (ACSS) and Security Services of America (SSA); ABM Facility Services; ABM Engineering; and Amtech Lighting Services.

About Carrier Corporation:
Carrier Corporation is the world’s largest provider of heating, air conditioning and refrigeration solutions, with operations in 172 countries. It is a subsidiary of United Technologies Corporation (NYSE:UTX), provider of a broad range of high-technology products and support services to the aerospace and building systems industries.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995.

This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to: (1) the inability to complete the disposition of CommAir Mechanical Services on the terms described or at all; (2) acquisition activity slows or is unsuccessful; (3) an increase in costs that the Company cannot pass on to customers; (4) intense competition that lowers revenue or reduces margins; (5) a change in actuarial analysis that causes an unanticipated change in insurance reserves; (6) a change in the frequency or severity of claims against the Company, a deterioration in claims management, or the cancellation or non-renewal of the Company’s primary insurance policies; (7) a decline in commercial office building occupancy rates lowers sales and profitability; (8) financial difficulties or bankruptcy of a major customer; (9) major labor disputes that disrupt business; (10) the loss of long-term customers; (11) weakness in airline travel and the hospitality industry that affects the results of the Company’s Parking segment; (12) low levels of capital investments by customers that impacts project sales of the Lighting segment; (13) the Company’s significant accounting and other control costs increase; (14) an adverse internal control evaluation under Section 404 of the Sarbanes-Oxley Act affects ABM’s stock price; and (15) other issues and uncertainties that may include: labor shortages that adversely affect the Company’s ability to employ entry level personnel, a reduction or revocation of the Company’s line of credit that increases interest expense and the cost of capital, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers such as state or locally-mandated healthcare benefits, new accounting pronouncements or changes in accounting policies, impairment of goodwill and other intangible assets, the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company, and inclement weather that disrupts the Company in providing services.

Contact:

ABM Industries Incorporated:
George B. Sundby
Executive Vice President & CFO
415/733-4000
gsundby@abm.com

or

Carrier Corporation
Margaret Gan-Garrison
860.674.3370
Margaret.Gan-Garrison@carrier.utc.com

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